                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MITCHAM INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3) Filing Party:

--------------------------------------------------------------------------------

4) Date Filed:

--------------------------------------------------------------------------------

                            MITCHAM INDUSTRIES, INC.
                             44000 HIGHWAY 75 SOUTH
                             HUNTSVILLE, TEXAS 77340

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 18, 2002

To our Shareholders:

         The Annual Meeting of the Shareholders (the "Annual Meeting") of Mitcham Industries, Inc., a Texas corporation (the "Company"), will be held on July 18, 2002, at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas at 10:00 a.m., CST for the purpose of considering and voting on the following matters:

         1. The election of six directors to serve until the next Annual Meeting and until their successors are elected and qualified.

         2. The approval of the selection of Hein + Associates LLP as the Company's independent auditors for the fiscal year ended January 31, 2003.

         3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has established the close of business on May 30, 2002 as the record date for determining the shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.


                                       Sincerely,




                                       P. Blake Dupuis
                                       Secretary


June 12, 2002

                                   ----------

                            MITCHAM INDUSTRIES, INC.
                             44000 HIGHWAY 75 SOUTH
                             HUNTSVILLE, TEXAS 77340

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 18, 2002

                                   ----------


                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from the holders of record of the common stock, par value $.01 per share ("Common Stock"), at the close of business on May 30, 2002, for use at the Annual Meeting to be held at 10:00 a.m., CST, on July 18, 2002, and any adjournment thereof. This Proxy Statement, the attached proxy and the Company's Annual Report for the fiscal year ended January 31, 2002 are being mailed together on or about June 12, 2002, to shareholders entitled to notice of and to vote at the Annual Meeting. The principal executive office of the Company is 44000 Highway 75 South, Huntsville, Texas 77340.

         Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of the six nominees for director; (ii) the ratification of the indicated independent auditors; and (iii) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

         A proxy on the enclosed form may be revoked by the shareholder at any time before it is voted by filing with the Secretary of the Company a written revocation, by voting in person at the meeting, or by delivering a proxy bearing a later date. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

         The Company will bear all costs of this Proxy Statement and the proxy and the cost of soliciting proxies relating to the Annual Meeting. It is anticipated that the solicitation of proxies for the Annual Meeting will be made only by use of the mails and will cost approximately $9,000. However, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will request that the brokerage houses, custodians, nominees, and fiduciaries forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record for such persons, and the Company will reimburse such persons for their related reasonable out-of-pocket expenses.

                              VOTING OF SECURITIES

         At the close of business on May 30, 2002, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 8,750,601 issued and outstanding shares of Common Stock, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

         The Company's Bylaws provide that the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Assuming such a majority is present, the election of directors will require a plurality of the votes cast at the Annual Meeting. The ratification of the selected independent auditors will require the affirmative vote of a majority of the shares entitled to vote and that voted or abstained at the Annual Meeting. Abstentions from and broker non-votes on the proposal to elect directors will be counted for purposes of determining the presence of a quorum, but will not be included in the total shares voted for or against any nominee. A broker non-vote occurs if a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because he does not have discretionary authority to vote shares and has not received instructions from the beneficial owner with respect to such proposal. Thus, abstentions from the proposals will have the same legal effect as a vote against the proposals, but a broker non-vote will not be counted for purposes of determining whether a majority is achieved.

             PRINCIPAL HOLDERS OF SECURITIES AND SECURITY OWNERSHIP
                                  OF MANAGEMENT

         PRINCIPAL HOLDERS OF SECURITIES. The following table sets forth the beneficial ownership of Common Stock as of May 30, 2002, with respect to each person known by the Company to be the beneficial owners of 5% or more of the Company's shares of outstanding Common Stock. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise noted.



                                                                               COMMON STOCK
                                                                            BENEFICIALLY OWNED
                                                                -------------------------------------------
NAME AND ADDRESS
OF BENEFICIAL OWNER                                             NUMBER OF SHARES           PERCENT OF CLASS
-------------------                                             ----------------           ----------------
Billy F. Mitcham, Jr.......................................            676,480(1)                    7.6%
P. O. Box 1175
Huntsville, Texas 77342

R. Chaney & Partners IV L.P................................          1,274,300(2)                   14.6%
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010

Wellington Management Company, LLP.........................            596,900(3)                    6.8%
75 State Street
Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc.............................            705,000(4)                    8.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

----------

         (1) Includes an aggregate of 265,000 shares of Common Stock owned directly by Billy F. Mitcham, Jr. and an aggregate of 214,564 shares owned by Billy F. Mitcham, Sr. (77,040 shares), Paul C. Mitcham (79,930 shares), and two trusts established for the benefit of Mr. Mitcham, Jr.'s sons (the "Mitcham Children's Trusts") (57,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying currently exercisable options, and options that will become exercisable within 60 days after May 30, 2002, to purchase an aggregate of 196,916 shares of Common Stock, as follows: Billy F. Mitcham, Jr. (151,166 shares) and Billy F. Mitcham, Sr. (45,750 shares).

         (2) As of November 6, 1998, based upon information contained in a Form 4, filed jointly by R. Chaney & Partners IV L.P. ("Fund IV"), R. Chaney & Partners III L.P. ("Fund III"), R. Chaney Investments, Inc. ("Investments") and R. Chaney & Partners, Inc. ("Partners") with the Securities and Exchange Commission. The Form 4 indicates that Fund IV beneficially owns and has sole disposition and voting power over 1,009,300 shares and Fund III beneficially owns and has sole disposition and voting power over 265,000 shares. Investments is the sole general partner of Fund IV, Partners is the sole general partner of Fund III and Robert H. Chaney is the sole shareholder of Investments and Partners.

         (3)      As of December 31, 2001, based upon information contained in a
                  Schedule 13G/A, dated February 12, 2002, filed by Wellington Management Company, LLP ("Wellington") with the SEC. All securities reported in Wellington's Schedule 13G/A are owned by certain of its clients, no one of which is known by Wellington to own more than 5% of the Company's shares of outstanding Common Stock. Wellington has shared disposition power with respect to all of these shares and shared voting power with respect to 423,800 of these shares.

         (4)      As of December 21, 2001, based upon information contained in a
                  Schedule 13G/A, dated February 12, 2002, filed by Dimensional Fund Advisors ("Dimensional") with the SEC. All securities reported in Dimensional's Schedule 13G/A are owned by certain of its clients, no one of which is known by Dimensional to own more than 5% of the Company's shares of outstanding Common Stock.

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the beneficial ownership of Common Stock as of May 30, 2002, by (i) the executive officers whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2002 (the "Named Executives"); (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise noted.

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                             -------------------------------------------
NAME AND ADDRESS
OF BENEFICIAL OWNER(1)                                       NUMBER OF SHARES           PERCENT OF CLASS
----------------------                                       ----------------           ----------------
Billy F. Mitcham, Jr.................................              676,480(2)                  7.6%
William J. Sheppard..................................              142,593(3)                  1.6%
P. Blake Dupuis......................................              120,500(4)                  1.4%
Christopher C. Siffert...............................               43,332(5)                    *
R. Dean Lewis........................................               42,000(5)                    *
John F. Schwalbe.....................................               44,000(5)                    *
Peter H. Blum........................................              136,903(6)                  1.6%
All directors and executive officers as a group
(7 persons)..........................................            1,205,808(7)                 12.9%

----------

         *Less than 1%

         (1) The business address of each shareholder is the same as that of the Company's principal executive offices.

         (2) Includes an aggregate of 265,000 shares of Common Stock owned directly by Billy F. Mitcham, Jr. and an aggregate of 214,564 shares owned by Billy F. Mitcham, Sr. (77,040 shares), Paul C. Mitcham (79,930 shares) and the Mitcham Children's Trusts (57,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying currently exercisable options, and options that will become exercisable within 60 days after May 30, 2002, to purchase an aggregate of 196,916 shares of Common Stock, as follows: Billy F. Mitcham, Jr. (151,166 shares) and Billy F. Mitcham, Sr. (45,750 shares).

         (3) Includes shares underlying currently exercisable options, and options that will become exercisable within 60 days, to purchase 142,166 shares of Common Stock.

         (4) Includes shares representing currently exercisable options, and options that will become exercisable within 60 days, to purchase 110,500 shares of Common Stock.

         (5) Represents shares underlying currently exercisable options that will become exercisable within 60 days.

         (6) Includes 30,000 shares underlying currently exercisable options, 22,624 shares underlying warrants that will become exercisable within 60 days, and 2,000 shares owned by Mr. Blum's spouse's IRA.

         (7) Includes shares underlying currently exercisable options, and options and warrants that will become exercisable within 60 days, to purchase an aggregate of 608,914 shares of Common Stock, as follows: the 196,916 shares referred to in footnote
                  (2) above, and an aggregate of 434,622 shares attributable to William J. Sheppard (142,166 shares), P. Blake Dupuis (110,500 shares), Christopher C. Siffert (43,332 shares), R. Dean Lewis (42,000 shares), John F. Schwalbe (44,000 shares) and Peter H. Blum (30,000 shares - options; 22,624 shares - warrants).

                              ELECTION OF DIRECTORS

         Six directors will be elected at the Annual Meeting. Shares or proxies may not be voted for more than six nominees for directors. Each director so elected will hold office until the next Annual Meeting and until his successor is elected and qualified. All six director nominees are currently directors of the Company.

         The persons named as proxies in the proxy have been designated by the Board of Directors and intend to vote such proxy "FOR" the persons named below in the election of the Board of Directors, except to the extent authority to vote is withheld from one or more nominees. If any such nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted in the absence of contrary indication for any substitute nominee that the Board of Directors designates.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE SIX NOMINEES NAMED BELOW.

         INFORMATION ABOUT NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS. The following states each director nominee's and each executive officer's present position with the Company, principal occupation, age, and, for the executive officers who are directors, the year in which he was first elected a director (each serving continuously since first elected). Christopher C. Siffert, Vice President - Corporate Controller, is not a director or nominee.

NAME                                            PRINCIPAL OCCUPATION                    AGE      DIRECTOR SINCE
----                                            --------------------                    ---      --------------
Billy F. Mitcham, Jr.          Chairman of the Board, President and Chief Executive       54            1987
                               Officer. Mr. Mitcham has more than 20 years of
                               experience in the geophysical industry. From 1979 to
                               1987, he served in various management capacities with
                               Mitcham Associates, an unrelated equipment leasing
                               company. From 1975 to 1979, Mr. Mitcham served in
                               various capacities with Halliburton Services,
                               primarily in oilfield services.

William J. Sheppard            Executive Vice President - International Operations        54            1994
                               and a director of the Company. Mr. Sheppard has more
                               than 25 years of experience in the geophysical
                               industry. From 1987 until October 1994, Mr. Sheppard
                               was the President of Alberta Supply Company, a
                               Canadian seismic equipment sales and services company.

P. Blake Dupuis                Executive Vice President - Finance, Secretary and          48            2000
                               Treasurer and a director of the Company. From
                               September 1996 to July 1998, Mr. Dupuis served as
                               Chief Financial Officer of UTI Energy Corp. From
                               April 1996 to September 1996, Mr. Dupuis served as
                               Chief Financial Officer of Adcor-Nicklos Drilling
                               Company and from December 1993 to April 1996, he
                               served as Chief Financial Officer of Coastwide Energy
                               Services, Inc. Mr. Dupuis is a Certified Public
                               Accountant.

            NAME                                PRINCIPAL OCCUPATION                      AGE      DIRECTOR SINCE
            ----                                --------------------                      ---      --------------
Christopher C. Siffert         Vice President - Corporate Controller. From November       34              --
                               1994 to January 1998, Mr. Siffert served as Internal
                               Audit Manager for Houston Cellular Telephone Company
                               and from July 1990 to November 1994 he was employed by
                               Arthur Andersen LLP as a Senior Audit Supervisor. Mr.
                               Siffert is a Certified Public Accountant.

R. Dean Lewis                  Mr. Lewis is the Dean of the Business School at Sam        58            1995
                               Houston State University and he has served in this
                               capacity since October 1995. From 1987 to October
                               1995, Mr. Lewis was the Associate Dean and Professor
                               of Marketing at Sam Houston State University. Prior
                               to 1987, Mr. Lewis held a number of executive
                               positions in the banking and finance industries.

John F. Schwalbe               Mr. Schwalbe has been a Certified Public Accountant in     58            1994
                               private practice since 1978, with primary
                               emphasis on tax planning, consultation, and
                               compliance.

Peter H. Blum                  Since November 1998, Mr. Blum has been President of        45            2000
                               Bear Ridge Capital, L.L.C., a private investment
                               banking firm. During 1997 and 1998, Mr. Blum served
                               as Senior Managing Director of GBI Capital Management,
                               now known as Landenburg Thalman Capital Management.
                               From December 1996 through 1997, Mr. Blum was a
                               Managing Director and head of the energy group at
                               Rodman & Renshaw. From 1992 until December 1996, Mr.
                               Blum was managing director of the energy group at
                               Mabon Securities. Mr. Blum serves as a director and
                               Executive Vice President of Mallon Resources
                               Corporation, an oil and gas exploration and production
                               company.

                      MEETINGS AND COMMITTEES OF THE BOARD

         During the fiscal year ended January 31, 2002, the Board of Directors of the Company held five meetings. The Board of Directors has two standing committees - the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee. Each director participated in at least 75% of all meetings of the Board of Directors and all meetings of committees on which he served.

         AUDIT COMMITTEE. The Audit Committee, which is comprised of Messrs. Schwalbe, Lewis, and Blum, held one meeting during the fiscal year ended January 31, 2002.

         COMPENSATION COMMITTEE. The Compensation Committee, which is comprised of Messrs. Schwalbe, Lewis, and Blum, held two meetings during the fiscal year ended January 31, 2002. Its functions are to: (1) review the Company's general compensation strategy; (2) recommend the salaries and bonuses of the Company's executive officers; and (3) review and administer the Company's stock option plans.

                            COMPENSATION OF DIRECTORS

         The Company pays directors who are not employees of the Company a $15,000 annual fee. The Board may also make discretionary option grants to its non-employee directors.

                             EXECUTIVE COMPENSATION

         The following table shows all compensation earned for services rendered to the Company during the fiscal years ended January 31, 2000, 2001 and 2002 by the Chairman of the Board, President and Chief Executive Officer of the Company and the Company's other Named Executives.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                             ANNUAL COMPENSATION                 COMPENSATION
                                  -----------------------------------------      ------------
                                                                                    SHARES
                                  FISCAL YEAR                                     UNDERLYING
      NAME AND                       ENDED                                          OPTIONS              ALL OTHER
PRINCIPAL POSITION                JANUARY 31,      SALARY($)       BONUS($)       GRANTED (#)        COMPENSATION ($)
------------------                -----------      ---------       --------       -----------        ----------------
Billy F. Mitcham, Jr.                 2002          228,098         20,000           80,000                  0
  Chairman of the Board,              2001          201,379         50,000           45,000                  0
  President and Chief                 2000          187,820         49,584           70,500                  0
  Executive Officer

William J. Sheppard                   2002          118,412          5,000           20,000                  0
  Executive Vice                      2001          108,665         25,000           30,000                  0
  President -                         2000          100,482         27,709           70,500                  0
  International Operations

P. Blake Dupuis                       2002          144,295         15,000           30,000                  0
  Executive Vice                      2001          128,373         35,000           45,000                  0
  President - Finance                 2000          118,600         32,359           10,500                  0
  Secretary and Treasurer

Christopher C. Siffert                2002           95,779         10,000           15,000                  0
  Vice President -                    2001           86,373         20,000           20,000                  0
  Corporate Controller                2000           75,500         22,129           10,000                  0

----------

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning stock option grants made in the fiscal year ended January 31, 2002 to the Named Executives named in the Summary Compensation Table. There were no grants of stock appreciation rights to said individuals during the year.

                                                 INDIVIDUAL GRANTS
                             ------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                              NUMBER OF        % OF TOTAL                                      RATE OF STOCK PRICE
                              SECURITIES        OPTIONS                                      APPRECIATION FOR OPTION
                              UNDERLYING       GRANTED TO       EXERCISE OR                           TERM(2)
                               OPTIONS        EMPLOYEES IN      BASE PRICE     EXPIRATION    -----------------------
        NAME                 GRANTED (#)      FISCAL YEAR         ($/SH)          DATE        5% ($)        10% ($)
        ----                 -----------      ------------      -----------    ----------    --------      ---------
Billy F. Mitcham, Jr.         80,000(1)           38.1             5.00         07/18/11      251,558       637,497
William J. Sheppard           20,000(1)            9.5             5.00         07/18/11       62,889       159,734
P. Blake Dupuis               30,000(1)           14.3             5.00         07/18/11       94,334       239,061
Christopher C. Siffert        15,000(1)            7.1             5.00         07/18/11       47,167       119,531

----------

         (1) The options terminate on the earlier of their expiration date, 10 years after grant or three months after termination of employment, subject to certain exceptions. The options become exercisable in three equal annual installments beginning one year after the grant date, but vesting may be accelerated on the consummation of a specified change of control.

         (2) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the stock price. Actual gains, if any, on stock option exercises and the sale of Common Stock holdings will depend on, among other things, the future performance of the Common Stock and overall stock market conditions.

         OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table provides information as to options exercised by the Named Executives in the 2002 fiscal year and year-end value of unexercised options held by the Named Executives.

               AGGREGATE OPTION EXERCISES IN 2002 FISCAL YEAR AND
                         JANUARY 31, 2002 OPTION VALUES

                                                                           NUMBER OF
                                                                           SECURITIES              VALUE OF
                                                                           UNDERLYING             UNEXERCISED
                                                                           UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS AT             OPTIONS AT
                                                                           JANUARY 31,            JANUARY 31,
                                                                            2002(#)                 2002($)
                                                                          -------------         ----------------
                                SHARES ACQUIRED          VALUE             EXERCISABLE/           EXERCISABLE/
        NAME                    ON EXERCISE (#)       REALIZED ($)        UNEXERCISABLE         UNEXERCISABLE(1)
        ----                    ---------------       ------------        -------------         ----------------
Billy F. Mitcham, Jr.                  0                    0             86,000/133,500         32,430/16,215
William J. Sheppard                    0                    0             102,000/63,500         52,590/16,215
P. Blake Dupuis                        0                    0             82,000/63,500           4,830/2,415
Christopher C. Siffert                 0                    0             28,332/31,668           4,600/2,300

----------

         (1) Market value of shares covered by in-the-money options on January 31, 2002 ($4.25), minus the exercise price.

         EMPLOYMENT AGREEMENT. The initial term of Billy F. Mitcham, Jr.'s employment agreement with the Company, which began on January 15, 1997, was for a period of five years. However, the term of the agreement is automatically extended for successive one-year periods unless either party gives written notice of termination at least 30 days prior to the end of the current extension period. The Employment Agreement provides for an annual salary and a bonus at the discretion of the Board of Directors. The employment agreement may be terminated prior to the end of any extension period if Mr. Mitcham dies; if it is determined that Mr. Mitcham has become disabled (as defined); if Mr. Mitcham gives three months prior notice of resignation; if the Company gives Mr. Mitcham notice of termination "without cause"; or if the Board of Directors determines that Mr. Mitcham has breached the agreement in any material respect, has appropriated a material business opportunity of the Company or has engaged in fraud or dishonesty with respect to the Company's business or is convicted of or indicted for any felony criminal offense or any crime punishable by imprisonment. If Mr. Mitcham terminates his employment within 60 days following
(i) a material reduction in his duties and responsibilities (without his consent) or (ii) a reduction in, or failure by the Company to pay when due, any portion of his salary, he will be entitled to payments equal to $450,000, payable ratably over the 24 months following such termination. For a period of two years after the termination of his employment agreement, Mr. Mitcham is prohibited from engaging in any business activities which are competitive with the Company's business and from diverting any of the Company's customers to a competitor. The Company has no employment agreements with any of its other executive officers.

         CHANGE OF CONTROL AND TERMINATION AGREEMENTS. In February 1999, the Company entered into severance and change of control agreements with Messrs. Sheppard and Dupuis. Under the terms of those agreements, if a covered executive officer's employment terminates during the 24-month period after a "change of control" of the Company (as defined in the agreements) (such period, the "Protection Period") other than the officer's voluntary resignation (except as stated below) or retirement or a termination of employment for "cause" (as defined in the agreements) or by reason of death or disability, the officer will be entitled to receive certain severance payments and other benefits. The officer's voluntary resignation for "good reason" (as defined in the agreements) will also entitle the officer to the severance benefits and other benefits. The severance payment amount, payable monthly over the 24 months after termination, will be equal to two times such officer's annual base salary on the effective date of the change of control or the date of the termination of employment. In addition, the officer under those circumstances will be entitled to receive continued medical and dental coverage under the Company's applicable plans (to the extent permitted by law or by the plan carriers) for the period of time remaining in the Protection Period after his termination is effective, or until the officer becomes eligible to obtain comparable coverage from a subsequent employer. In addition, any stock options and restricted stock that have not fully vested shall accelerate and immediately become fully vested. The initial term of the two agreements was through December 31, 2001, and is automatically extended for successive one-year periods absent prior written notice from the Company that it is terminating the agreements.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Company's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the Company's successful financial performance and for increasing shareholder value. The Company's executive compensation has three components: base salaries, annual performance bonuses and long-term incentive stock-based awards.

         BASE SALARIES. We determine the salary ranges for the Company's executive officers based upon their responsibilities and the salary levels of similarly positioned officers in comparable companies. Our philosophy has been to establish base salaries in the median-to-low end of the range of such salaries at comparable companies, because long-term stock-based compensation is considered more important than annual base salaries in aligning the executive's financial rewards to the shareholders' financial interests for the long term. For fiscal 2002, the executive officers received salary increases ranging from approximately 8 - 15%.

         ANNUAL PERFORMANCE BONUSES. Annual bonuses are awarded on a discretionary basis. In making our determination of whether to award an annual bonus and the amount of the bonus, we consider several factors, including financial performance of the Company in relation to planned expectations and performance of the Company in relation to industry conditions, each executive officer's performance, level of responsibility or duties, successful completion of particular projects or acquisition and implementation of new technical knowledge. In fiscal 2002, we awarded cash bonuses to the Company's executive officers ranging from approximately 4 - 10% of their base salaries.

         LONG-TERM STOCK-BASED COMPENSATION. We believe that a substantial percentage of executive compensation should be tied to equity-based plans and thereby directly related to improvement in shareholder value over the long term. In determining the number of options to grant, we make a subjective determination based on the same factors as we do in determining bonuses. For fiscal 2002, we approved the grant to executive officers of the options shown in the Summary Compensation Table for that fiscal year, with a three-year vesting period.

                                JOHN F. SCHWALBE
                                  R. DEAN LEWIS
                                  PETER H. BLUM

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         PERFORMANCE GRAPH. The graph below compares the cumulative total return of the Company's Common Stock to the S&P's Smallcap 600 stock index and to the S&P's Oil and Gas (Drilling & Equipment) index for the period from January 31, 1997 to January 31, 2002. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at January 31, 1997, and that all dividends were reinvested.



                                     [GRAPH]



                                            1/31/97      1/31/98      1/31/99      1/31/00     1/31/01      1/31/02
                                            -------      -------      -------      -------     -------      -------
Mitcham Industries, Inc.                    $100.00      $209.42      $ 47.10      $ 42.03     $ 62.32      $ 49.28

S&P Smallcap 600                            $100.00      $121.12      $120.39      $132.80     $159.78      $164.65

S&P Oil & Gas (Drilling &
Equipment)                                  $100.00      $123.07      $ 79.93      $110.92     $148.14      $ 91.49

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Effective September 20, 1993, the Company and Billy F. Mitcham, Jr. entered into a Voting Agreement (the "Voting Agreement") with Billy F. Mitcham, Sr., Paul C. Mitcham and two trusts established for the benefit of Mr. Mitcham, Jr.'s sons. Under the Voting Agreement, the holders of shares subject thereto have agreed that Mr. Mitcham, Jr. has the authority to vote an additional 214,564 shares, or 2.5%, of the Company's outstanding Common Stock. Mr. Mitcham, Jr. had voting control of an aggregate of 676,480 shares, or 7.6%, of the Company's Common Stock, as of May 30, 2002. The Voting Agreement will terminate on the earlier of the agreement of the parties, the transfer by the parties thereto of their shares or the expiration of 25 years. See "Principal Holders of Securities and Security Ownership of Management."

         In June 2001, the Company entered into an agreement with Bear Ridge Capital, L.L.C. ("BRC"), under which it engaged BRC to assist the Company in arranging a private placement of up to $25 million of the Company's debt or equity securities. Mr. Peter H. Blum, one of the Company's directors, is the sole member of BRC. As consideration for the services BRC was to perform, the Company paid BRC a nonrefundable retainer of $57,000, $42,000 of which was creditable against compensation due to BRC on the consummation of a private placement transaction, and issued BRC warrants to purchase 20,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. Upon the consummation of a private placement transaction, BRC was entitled to compensation equal to 2.5% of the gross proceeds of the transaction. As of May 30, 2002, due to the anti-dilution provisions contained in the warrants, BRC is entitled to purchase up to 22,624 shares of the Company's Common Stock at an exercise price of $4.42 per share. See "Principal Holders of Securities and Security Ownership of Management."

                            REPORT OF AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended January 31, 2002. In particular, the committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Committee has reviewed the written disclosures and the letter from the independent auditors required by Independent Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and has discussed with the auditors their independence.

         The aggregate audit and other fees (for tax services) billed by the Company's auditors for the fiscal year ended January 31, 2002 were $93,500 and $47,670, respectively.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2002.

                                JOHN F. SCHWALBE
                                  R. DEAN LEWIS
                                  PETER H. BLUM

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                RATIFICATION OF SELECTION OF INDEPENDENT auditors

         The Board of Directors has selected Hein + Associates LLP, which has served as independent auditors of the Company since 1993, as independent auditors to audit the books, records and accounts of the Company for the fiscal year ended January 31, 2003. The Board of Directors recommends a vote FOR approval of such selection. A representative of Hein + Associates LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative chooses to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The Company's Annual Report covering the fiscal year ended January 31, 2002, accompanies this Proxy Statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material. Additional copies of the Annual Report are available upon request.

                                    FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company's Annual Report on form 10-K for the fiscal year ended January 31, 2002, as filed with the SEC (excluding exhibits), including the financial statements and schedules thereto. Requests for copies of such report should be directed in writing to the Secretary, Mitcham Industries, Inc., Post Office Box 1175, Huntsville, Texas 77342.

                                  OTHER MATTERS

         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all filings required to be made under Section 16(a) were timely made.

         OTHER MATTERS. At the date hereof, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of the Board of Directors.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's 2003 Annual Meeting of Shareholders should submit them in writing to the attention of the Secretary of the Company no later than February 8, 2003, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy for that meeting.

         A shareholder who wishes to make a proposal at the 2003 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in the Company's proxy materials) must notify the Company of that proposal by April 25, 2003. If a shareholder fails to timely give notice, then the persons named as proxies in the proxy cards solicited by the Company's Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by the Company's management.

                                       By Order of the Board of Directors,


                                       P. Blake Dupuis
                                       Secretary
June 12, 2002

                                   P R O X Y

                            MITCHAM INDUSTRIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING TO BE HELD JULY 18, 2002

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. If no direction is made, the proxy will vote FOR all nominees listed below and the approval of independent auditors. This proxy is solicited by the Board of Directors.

1. ELECTION OF DIRECTORS -- Billy F. Mitcham, Jr., William J. Sheppard, P. Blake Dupuis, R. Dean Lewis, John F. Schwalbe and Peter H. Blum.

         [ ] Vote FOR from all nominees listed above, except vote withheld from (to withhold authority to vote for any individual nominee, write in the names on the line below:)

          ----------------------------------------------------------------------

         [ ]  Vote WITHHELD from all nominees

2.  APPROVAL OF INDEPENDENT AUDITORS

         [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

         [ ] I plan to attend the meeting.

                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.

                            MITCHAM INDUSTRIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING TO BE HELD JULY 18, 2002

    The undersigned appoints Billy F. Mitcham, Jr. and P. Blake Dupuis, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Mitcham Industries, Inc. (the "Company") to be held July 18, 2002, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

                                          Dated:                          , 2002
                                                 ------------------------

                                         ---------------------------------------
                                                        Signature

                                         ---------------------------------------
                                                Signature if held jointly

                                              THIS PROXY MUST BE SIGNED EXACTLY
                                          AS NAME APPEARS HEREON. Executors,
                                          administrators, trustees, etc., should
                                          give full title as such. If the signer
                                          is a corporation, please sign full
                                          corporate name by duly autho-
                                          rized officer. If signer is a
                                          partnership, please sign partnership
                                          name by authorized person.